Exhibit 99.1

FOR IMMEDIATE RELEASE
February 4, 2015

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9400

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP. REPORTS
$0.33 NET INCOME PER COMMON SHARE FOR THE FOURTH QUARTER,
$3.06 PER COMMON SHARE FOR 2014 AND
$21.91 NET BOOK VALUE PER COMMON SHARE

Bethesda, MD - February 4, 2015 - American Capital Mortgage Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today reported net income for the quarter ended December 31, 2014 of $16.7 million, or $0.33 per common share, and net book value of $21.91 per common share. Economic return for the period, defined as dividends and change in net book value per common share, was 1.4% for the quarter. For the full year 2014, MTGE reported an economic return of 14.1%.

FOURTH QUARTER 2014 FINANCIAL HIGHLIGHTS

•	$0.33 net income per common share

◦	Includes all unrealized gains and losses on investment and hedging portfolios

•	$0.67 net spread and dollar roll income per common share, excluding estimated "catch-up" premium amortization

◦
Includes $0.19 estimated dollar roll income per common share associated with the Company's $1.1 billion average net long position in agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $(0.03) estimated "catch-up" premium amortization cost per common share due to change in projected constant prepayment rate ("CPR") estimates

◦	Excludes $(0.09) net servicing loss per common share

•	$0.65 dividend declared per common share on December 18, 2014

◦	13.8% annualized dividend yield based on December 31, 2014 closing stock price of $18.84 per common share

•	$21.91 net book value per common share as of December 31, 2014

◦	Decreased $(0.33) per common share, or (1.5)%, from $22.24 per common share as of September 30, 2014

•	1.4% economic return on common equity for the quarter, or 5.8% annualized

◦	Comprised of $0.65 dividend per common share and $(0.33) decrease in net book value per common share

American Capital Mortgage Investment Corp.
February 4, 2015

ADDITIONAL FOURTH QUARTER 2014 HIGHLIGHTS

•	$5.9 billion investment portfolio as of December 31, 2014

◦	$4.4 billion agency securities

◦	$0.3 billion net long TBA mortgage position

◦	$1.2 billion non-agency securities

◦	$0.1 billion mortgage servicing rights ("MSR")

•	4.6x "at risk" leverage as of December 31, 2014

◦	4.4x excluding net long TBA mortgage position

•	8.0% agency securities actual CPR for the quarter

◦	8.2% projected life CPR for agency securities as of December 31, 2014

•	2.35% annualized net spread and dollar roll income for the quarter, excluding estimated "catch-up" premium amortization
FULL YEAR 2014 HIGHLIGHTS

•	14.1% economic return on common equity, comprised of:

◦	$2.60 dividend per common share

◦	$0.44 increase in net book value per common share

•	$3.06 net income per common share

•	$53 million of net proceeds raised from 8.125% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock")

MANAGEMENT REMARKS

"We are pleased with MTGE’s 2014 performance. Our portfolio generated an economic return of 14%, and our total stock return exceeded 23% for the year," commented Gary Kain, President and Chief Investment Officer. "At the beginning of 2014, the consensus view was that interest rates would increase and agency MBS spreads would widen as the economy strengthened and the Federal Reserve ended its asset purchases. We took a more balanced approach to managing the portfolio than this consensus view might suggest, maintaining a larger duration gap, allocating a relatively high proportion of our capital to agency investments, and operating with moderate leverage. Interest rates ultimately declined in 2014, and agency MBS performed well, contrary to popular sentiment."

"Our non-agency MBS also performed well during 2014, modestly lagging our agency investments, as the US housing market and the broader economy continued to show improvement, while supply and demand fundamentals remained favorable," continued Mr. Kain. "With respect to our mortgage servicing investments and operations, we were patient in acquiring MSR, despite the negative impact on the operating performance of our servicing platform, as elevated market valuations did not adequately reflect our view of the underlying risks. Looking ahead, with longer term rates near historic lows, managing prepayment and extension risk will be critical to producing attractive risk-adjusted returns. These are familiar challenges for us and we are confident that our disciplined and active approach to portfolio management will serve us well in this environment. Moreover, we believe our non-agency portfolio is well positioned, and we expect to have attractive investment opportunities in GSE risk sharing transactions in 2015."

"2014 was another strong year for MTGE," commented John Erickson, Chief Financial Officer and Executive Vice President. "We are very pleased with last year’s economic return, as well as the outstanding 61% economic return that MTGE has generated since its IPO in late 2011. These are great results for MTGE shareholders and are a testament to our investment philosophy that stresses active

American Capital Mortgage Investment Corp.
February 4, 2015

management, prudent asset selection and careful diversification. We are happy with our performance to date, but we are even more excited about MTGE’s future. We are confident that MTGE is well positioned to take full advantage of the ever changing landscape in the US housing market."

INVESTMENT PORTFOLIO

As of December 31, 2014, the Company's investment portfolio included $4.4 billion of agency MBS, $0.3 billion of net long TBA securities, $1.2 billion of non-agency MBS and $0.1 billion of MSR.

As of December 31, 2014, the Company's agency investment portfolio, inclusive of net long TBA, was comprised of $4.5 billion of fixed rate and $0.1 billion of adjustable rate securities.

As of December 31, 2014, the Company's agency fixed rate investments were comprised of $1.7 billion 15 year securities, $0.2 billion 20 year securities, $2.3 billion 30 year securities and $0.3 billion 15 year net long TBA securities. As of December 31, 2014, 15 year fixed rate investments represented 43% of the Company's agency investment portfolio, an increase from 27% as of September 30, 2014, and 30 year fixed rate investments represented 50% of the Company's agency investment portfolio, a decrease from 66% as of September 30, 2014.

As of December 31, 2014, the Company's agency fixed rate mortgage assets, inclusive of the net TBA position, had a weighted average coupon of 3.23%, comprised of a weighted average coupon of 2.98% for ≤15 year securities, 3.35% for 20 year securities and 3.44% for 30 year securities.

As of December 31, 2014, the Company's $1.2 billion non-agency portfolio was comprised of 42% Alt-A, 24% prime, 15% option ARM and 19% subprime securities. The Company's non-agency securities collateralized by prime mortgage loans had a total fair value of $282 million, of which $104 million related to GSE issued, credit risk transfer securities.

The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations. As of December 31, 2014, the Company's net long TBA mortgage portfolio had a fair value and cost basis of approximately $0.3 billion, with a net carrying value of $11.6 million reported in derivative assets/(liabilities) on the Company's consolidated balance sheets.

AGENCY CONSTANT PREPAYMENT RATES

The actual CPR for the Company's agency portfolio during the fourth quarter of 2014 was 8.0%, down from 8.9% during the third quarter. The CPR published in January 2015 for the Company's agency portfolio held as of December 31, 2014 was 7.7%, and the weighted average projected CPR for the remaining life of the Company's agency securities held as of December 31, 2014 was 8.2%, compared to 7.6% as of September 30, 2014.

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

American Capital Mortgage Investment Corp.
February 4, 2015

The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $9.0 million, or $0.18 per common share. The Company recognized approximately $(1.7) million, or $(0.03) per common share, of "catch-up" premium amortization expense during the quarter, as projected CPR estimates rose for the Company's existing agency securities during the quarter. The weighted average cost basis of the Company's agency securities was 104.4% of par and the unamortized agency net premium was $184.3 million as of December 31, 2014.

NON-AGENCY DISCOUNT ACCRETION

The weighted average cost basis of the Company's non-agency portfolio was 80.9% of par as of December 31, 2014. Discount accretion on the non-agency portfolio for the quarter was $10.1 million, or $0.20 per common share. The total net discount remaining was $262.5 million as of December 31, 2014, with $135.9 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

The Company's average annualized net interest rate spread and dollar roll income for the fourth quarter was 2.24%, compared to 2.34% for the third quarter. Excluding dollar rolls, the Company's average net interest rate spread was 2.16% for the fourth quarter, down 10 bps from 2.26% for the third quarter.

The Company's average asset yield on its MBS portfolio for the fourth quarter was 3.18%, compared to 3.28% for the third quarter. Excluding the impact of "catch-up" premium amortization expense recognized due to changes in projected CPR estimates, the annualized weighted average yield on the Company's MBS portfolio was 3.31% for the fourth quarter, compared to 3.34% for the third quarter. The Company's asset yield as of December 31, 2014 was 3.24%, down 9 bps from 3.33% as of September 30, 2014.

The Company's average cost of funds of 1.02% for the fourth quarter (derived from the cost of repurchase agreements and effective interest rate swaps) was consistent with the third quarter. The Company's average cost of funds of 1.02% as of December 31, 2014 was down 1 bp from 1.03% as of September 30, 2014.

LEVERAGE AND HEDGING ACTIVITIES

As of December 31, 2014, $4.7 billion of the Company's repurchase agreements were used to fund purchases of agency and non-agency securities, while the remaining $0.7 billion were used to fund purchases of U.S. Treasury securities and are not included in the Company's measurements of leverage. Including net long TBA securities, the Company's "at risk" leverage ratio was 4.6x as of December 31, 2014 and averaged 5.3x during the fourth quarter.

The $4.7 billion borrowed under agency and non-agency repurchase agreements as of December 31, 2014 had remaining maturities consisting of:

•	$2.2 billion of one month or less;

•	$0.6 billion between one and two months;

•	$0.6 billion between two and three months;

•	$0.5 billion between three and six months;

•	$0.1 billion between six and nine months;

•	$0.2 billion between nine and twelve months; and

•	$0.5 billion greater than twelve months.

American Capital Mortgage Investment Corp.
February 4, 2015

As of December 31, 2014, the Company's agency and non-agency repurchase agreements had an average of 210 days remaining to maturity, up from 87 days as of September 30, 2014.

As of December 31, 2014, the Company had repurchase agreements with 31 financial institutions and less than 5% of the Company's equity was at risk with any one counterparty, with the top five counterparties representing less than 21% of the Company's equity at risk.

The Company's interest rate swap positions as of December 31, 2014 totaled $4.0 billion in notional amount, with a weighted average fixed pay rate of 2.08%, a weighted average receive rate of 0.23% and a weighted average maturity of 4.7 years. Excluding forward starting swaps, the Company's interest rate swap portfolio had a notional balance of $1.9 billion and an average fixed pay rate of 1.24% as of December 31, 2014. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of December 31, 2014, the Company held payer swaption contracts with a total notional amount of $0.6 billion and a weighted average expiration of 1.1 years. These swaptions have an underlying weighted average interest rate swap term of 6.5 years and a weighted average pay rate of 3.29% as of December 31, 2014.
In addition to its interest rate swaps and swaptions, the Company held a $0.3 billion net long position in U.S. Treasury securities and futures.
As of December 31, 2014, 84% of the Company's combined repurchase agreement and net long TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions, and U.S. Treasury securities and futures.

SERVICING

As of December 31, 2014, Residential Credit Solutions, Inc. ("RCS") managed a servicing portfolio of approximately 66,000 residential mortgage loans, representing approximately $14 billion in unpaid principal balances. During the fourth quarter, the Company recorded $11.8 million in servicing income and $(16.2) million in servicing expense, which included $(2.3) million in realization of cash flows on MSR.

OTHER GAINS (LOSSES), NET

The Company has elected to record all investments at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).

During the fourth quarter, the Company recorded $(6.8) million in other gains (losses), net, or $(0.13) per common share. Other gains (losses), net, for the quarter are comprised of:

•	$0.1 million of net realized gain on agency securities;

•	$7.3 million of net realized gain on non-agency securities;

•	$60.5 million of net unrealized gain on agency securities;

•	$(15.1) million of net unrealized loss on non-agency securities;

American Capital Mortgage Investment Corp.
February 4, 2015

•	$(5.0) million of net realized loss on periodic settlements of interest rate swaps;

•	$(23.7) million of net realized loss on other derivatives and securities;

•	$(27.0) million of net unrealized loss on other derivatives and securities; and

•	$(3.9) million of unrealized loss on mortgage servicing rights.

Realized and unrealized net losses on other derivatives and securities during the fourth quarter include $(58.2) million of net loss on interest rate swaps and swaptions, $(17.4) million of net loss on U.S. treasury securities and futures, and $24.2 million of net gain on TBA mortgage positions (including $9.9 million of dollar roll income).

ESTIMATED TAXABLE INCOME

REIT taxable income for the fourth quarter is estimated at $0.51 per common share, or $0.18 higher than GAAP net income per common share.

The primary differences between GAAP net income and estimated REIT taxable net income are (i) unrealized gains and losses associated with investment securities, interest rate swaps and other derivatives and securities marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) timing differences, both temporary and potentially permanent, in the recognition of certain realized gains and losses, (iii) losses or undistributed income of taxable REIT subsidiaries and (iv) temporary differences related to the amortization and accretion of net premiums and discounts paid on investments.

The Company's estimated taxable income for the fourth quarter excludes $(0.04) per share of estimated net capital losses, which are not included in the Company's ordinary taxable income.

As of December 31, 2014, the Company had approximately $6.3 million of estimated undistributed taxable income ("UTI"), or $0.12 per common share, net of dividends declared. UTI excludes the Company's remaining unutilized net capital loss carryforwards and net deferred gains from terminated or expired swaps and swaptions. As of December 31, 2014, the Company had estimated remaining unutilized net capital losses of $(144.9) million, or $(2.83) per common share, which may be carried forward and applied against future net capital gains through 2018. Additionally, as of December 31, 2014, the Company had estimated net deferred gains from terminated swaps and swaptions of $69.7 million, or $1.36 per common share, which will be amortized into future ordinary taxable income over the remaining terms of the underlying swaps.

FOURTH QUARTER 2014 DIVIDEND DECLARATION
On December 18, 2014, the Board of Directors of the Company declared a fourth quarter dividend on its common stock of $0.65 per share, unchanged from the prior quarter, which was paid on January 27, 2015 to common stockholders of record as of December 31, 2014. Since its August 2011 initial public offering, the Company has declared and paid a total of $418.0 million in common stock dividends, or $10.25 per common share.

On December 18, 2014, the Board of Directors of the Company declared a fourth quarter dividend on its Series A Preferred Stock of $0.5078125 per share. The dividend was paid on January 15, 2015 to preferred stockholders of record as of January 1, 2015. Since the May 2014 Series A Preferred Stock offering, the Company has declared and paid a total of $2.7 million in Series A Preferred Stock dividends, or $1.314675 per share.

American Capital Mortgage Investment Corp.
February 4, 2015

The Company also announced the tax characteristics of its 2014 common stock and Series A Preferred Stock dividends. The Company's 2014 dividends of $2.60 per common share and $1.314675 per share of Series A Preferred Stock consisted of ordinary dividends for federal income tax purposes. Stockholders should receive an IRS Form 1099-DIV containing this information from their brokers, transfer agents or other institutions. For additional detail please visit the Company's website at www.MTGE.com.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

American Capital Mortgage Investment Corp.
February 4, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Assets:
Agency securities, at fair value	$4,384,139	$4,259,763	$4,464,193	$4,953,038	$5,641,682
Non-agency securities, at fair value	1,168,834	1,075,867	1,051,140	1,036,180	1,011,217
REIT equity securities, at fair value	—	—	11,482	41,344	38,807
Treasury securities, at fair value	758,629	467,201	148,328	121,623	637,342
Cash and cash equivalents	203,431	204,938	200,015	190,599	206,398
Restricted cash	82,144	88,161	92,157	58,487	21,005
Interest receivable	15,249	14,523	14,112	16,045	20,620
Derivative assets, at fair value	28,574	32,948	35,524	41,129	108,221
Receivable for securities sold	26,747	49,131	196,616	4,743	608,646
Receivable under reverse repurchase agreements	214,399	745,443	579,364	766,021	22,736
Mortgage servicing rights, at fair value	93,640	100,314	106,164	38,508	15,608
Other assets	55,466	45,638	63,034	56,216	65,583
Total assets	$7,031,252	$7,083,927	$6,962,129	$7,323,933	$8,397,865
Liabilities:
Repurchase agreements	$5,423,630	$4,921,812	$4,999,178	$5,303,712	$7,158,192
Payable for agency and non-agency securities purchased	49,755	98,671	26,341	57,078	—
Derivative liabilities, at fair value	75,981	48,742	51,027	14,110	11,327
Dividend payable	34,374	34,359	33,900	33,242	33,381
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	230,136	742,642	580,646	760,676	22,530
Accounts payable and other accrued liabilities	41,407	45,424	53,347	41,050	69,715
Total liabilities	5,855,283	5,891,650	5,744,439	6,209,868	7,295,145
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,018	—	—
Common stock, $0.01 par value; 300,000 shares authorized, 51,165, 51,142, 51,142, 51,142 and 51,356 issued and outstanding, respectively	512	511	511	511	514
Additional paid-in capital	1,198,560	1,198,324	1,197,692	1,197,656	1,201,826
Retained deficit	(76,142)	(59,597)	(33,531)	(84,102)	(99,620)
Total stockholders' equity	1,175,969	1,192,277	1,217,690	1,114,065	1,102,720
Total liabilities and stockholders' equity	$7,031,252	$7,083,927	$6,962,129	$7,323,933	$8,397,865

Net book value per common share	$21.91	$22.24	$22.73	$21.78	$21.47

American Capital Mortgage Investment Corp.
February 4, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2014
Interest income:
Agency securities	$25,825	$27,208	$31,459	$34,272	$118,764
Non-agency securities	16,488	16,324	15,502	15,968	64,282
Other	65	114	77	56	312
Interest expense	(6,823)	(6,407)	(7,256)	(8,145)	(28,631)
Net interest income	35,555	37,239	39,782	42,151	154,727

Servicing:
Servicing income	11,839	13,081	11,389	9,564	45,873
Servicing expense	(16,225)	(16,213)	(14,426)	(14,222)	(61,086)
Net servicing loss	(4,386)	(3,132)	(3,037)	(4,658)	(15,213)

Other gains (losses), net:
Realized gain (loss) on agency securities, net	133	685	4,052	(13,133)	(8,263)
Realized gain on non-agency securities, net	7,285	17,403	12,983	1,409	39,080
Realized loss on periodic settlements of interest rate swaps, net	(4,988)	(5,226)	(5,227)	(4,947)	(20,388)
Realized gain (loss) on other derivatives and securities, net	(23,681)	13,704	11,560	(22,028)	(20,445)
Unrealized gain (loss) on agency securities, net	60,474	(18,446)	78,336	67,557	187,921
Unrealized gain (loss) on non-agency securities, net	(15,120)	(21,103)	2,018	7,830	(26,375)
Unrealized loss on other derivatives and securities, net	(27,046)	(3,303)	(49,211)	(19,094)	(98,654)
Unrealized loss on mortgage servicing rights	(3,906)	(3,076)	(529)	(100)	(7,611)
Total other gains (losses), net	(6,849)	(19,362)	53,982	17,494	45,265

Expenses:
Management fees	4,472	4,544	4,377	4,248	17,641
General and administrative expenses	2,137	1,908	1,846	1,830	7,721
Total expenses	6,609	6,452	6,223	6,078	25,362

Income before tax	17,711	8,293	84,504	48,909	159,417
Provision for income tax, net	(118)	—	207	149	238
Net income	17,829	8,293	84,297	48,760	159,179
Dividend on preferred stock	(1,117)	(1,117)	(484)	—	(2,718)
Net income available to common shareholders	$16,712	$7,176	$83,813	$48,760	$156,461

Net income per basic and diluted common share	$0.33	$0.14	$1.64	$0.95	$3.06

Weighted average number of common shares outstanding - basic	51,150	51,142	51,142	51,272	51,176

American Capital Mortgage Investment Corp.
February 4, 2015

Weighted average number of common shares outstanding - diluted	51,175	51,158	51,142	51,272	51,192

Dividends declared per common share	$0.65	$0.65	$0.65	$0.65	$2.60

American Capital Mortgage Investment Corp.
February 4, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2014
Interest income:
Agency securities	$25,825	$27,208	$31,459	$34,272	$118,764
Non-agency securities and other	16,553	16,438	15,579	16,024	64,594
Interest expense	(6,823)	(6,407)	(7,256)	(8,145)	(28,631)
Net interest income	35,555	37,239	39,782	42,151	154,727
Dividend income from investments in REIT equity securities (2)	—	—	732	1,108	1,840
Realized loss on periodic settlements of interest rate swaps, net	(4,988)	(5,226)	(5,227)	(4,947)	(20,388)
Adjusted net interest income	30,567	32,013	35,287	38,312	136,179
Operating expenses (3)	(6,609)	(6,452)	(6,223)	(6,078)	(25,362)
Net spread income	23,958	25,561	29,064	32,234	110,817
Dollar roll income (loss)	9,909	10,364	8,030	(1,824)	26,479
Net spread and dollar roll income	33,867	35,925	37,094	30,410	137,296
Dividend on preferred stock	(1,117)	(1,117)	(484)	—	(2,718)
Net spread and dollar roll income available to common shareholders	$32,750	$34,808	$36,610	$30,410	$134,578

Weighted average number of common shares outstanding - basic	51,150	51,142	51,142	51,272	51,176
Weighted average number of common shares outstanding - diluted	51,175	51,158	51,142	51,272	51,192

Net spread and dollar roll income per common share – basic and diluted	$0.64	$0.68	$0.72	$0.59	$2.63
Net spread and dollar roll income, excluding “catch up” amortization per common share - basic and diluted	$0.67	$0.70	$0.71	$0.62	$2.69

American Capital Mortgage Investment Corp.
February 4, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Year Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2014
Net income	$17,829	$8,293	$84,297	$48,760	$159,179
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	(60,474)	18,446	(78,336)	(67,557)	(187,921)
Non-agency securities	15,120	21,103	(2,018)	(7,830)	26,375
Derivatives and other securities	30,952	6,379	49,740	19,194	106,265
Premium amortization, net	131	(3,778)	(4,232)	(1,722)	(9,601)
Capital losses (gains) in excess of capital gains (losses) (4)	2,269	(37,359)	(34,583)	19,502	(50,171)
Other realized (gains) losses, net	16,986	4,451	5,323	15,912	42,672
Taxable REIT subsidiary loss and other	4,483	3,132	3,244	4,807	15,666
Total book to tax difference	9,467	12,374	(60,862)	(17,694)	(56,715)
Estimated taxable income	27,296	20,667	23,435	31,066	102,464
Dividend on preferred stock	(1,117)	(1,117)	(484)	—	(2,718)
Estimated taxable income available to common shareholders	$26,179	$19,550	$22,951	$31,066	$99,746

Weighted average number of common shares outstanding - basic	51,150	51,142	51,142	51,272	51,176
Weighted average number of common shares outstanding - diluted	51,175	51,158	51,142	51,272	51,192

Net estimated taxable income per common share – basic and diluted	$0.51	$0.38	$0.45	$0.61	$1.95
Estimated cumulative undistributed REIT taxable income per common share	$0.12	$0.26	$0.53	$0.73	$0.12

Beginning cumulative non-deductible capital losses	$142,628	$179,987	$214,570	$195,068	$195,068
Current period net capital loss (gain)	2,269	(37,359)	(34,583)	19,502	(50,171)
Ending cumulative non-deductible capital losses	$144,897	$142,628	$179,987	$214,570	$144,897
Ending cumulative non-deductible capital losses per common share	$2.83	$2.79	$3.52	$4.20	$2.83

American Capital Mortgage Investment Corp.
February 4, 2015

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
Ending agency securities, at fair value	$4,384,139	$4,259,763	$4,464,193	$4,953,038	$5,641,682
Ending agency securities, at cost	$4,374,729	$4,310,828	$4,496,811	$5,063,993	$5,820,194
Ending agency securities, at par	$4,190,407	$4,128,817	$4,301,864	$4,849,295	$5,573,593
Average agency securities, at cost	$4,280,835	$4,323,399	$4,851,241	$5,606,086	$7,674,009
Average agency securities, at par	$4,100,924	$4,138,378	$4,645,002	$5,368,817	$7,335,621

Ending non-agency securities, at fair value	$1,168,834	$1,075,867	$1,051,140	$1,036,180	$1,011,217
Ending non-agency securities, at cost	$1,111,123	$1,003,036	$957,207	$944,264	$927,131
Ending non-agency securities, at par	$1,373,652	$1,477,251	$1,490,982	$1,522,954	$1,526,918
Average non-agency securities, at cost	$1,037,091	$987,963	$927,830	$920,213	$902,518
Average non-agency securities, at par	$1,348,656	$1,493,252	$1,484,770	$1,510,092	$1,512,170

Net TBA portfolio - as of period end, at fair value	$271,617	$949,111	$1,167,645	$693,605	$(774,840)
Net TBA portfolio - as of period end, at cost	$259,985	$951,179	$1,154,708	$693,414	$(775,859)
Average net TBA portfolio, at cost	$1,072,410	$1,095,781	$865,738	$(310,905)	$(1,162,138)

Average total assets, at fair value	$7,040,096	$6,872,722	$7,205,796	$7,812,035	$9,899,105
Average agency and non-agency repurchase agreements	$4,610,643	$4,524,189	$5,062,594	$5,762,349	$7,654,594
Average stockholders' equity (5)	$1,180,019	$1,200,644	$1,169,456	$1,120,233	$1,146,628

Average coupon	3.02%	2.93%	2.95%	2.93%	3.04%
Average asset yield	3.18%	3.28%	3.25%	3.08%	3.25%
Average cost of funds (6)	1.02%	1.02%	0.99%	0.92%	0.99%
Average net interest rate spread	2.16%	2.26%	2.26%	2.16%	2.25%
Average net interest rate spread, including estimated dollar roll income (7)	2.24%	2.34%	2.32%	2.19%	2.27%
Average net spread and dollar roll income, excluding catch-up premium amortization	2.35%	2.39%	2.30%	2.29%	2.05%
Average coupon as of period end	3.06%	2.94%	2.93%	2.93%	2.93%
Average asset yield as of period end	3.24%	3.33%	3.33%	3.20%	3.18%
Average cost of funds as of period end	1.02%	1.03%	1.02%	0.97%	0.88%
Average net interest rate spread as of period end	2.22%	2.30%	2.31%	2.23%	2.30%
Average actual CPR for agency securities held during the period	8.0%	8.9%	8.3%	5.7%	5.7%

American Capital Mortgage Investment Corp.
February 4, 2015

Average projected life CPR for agency securities as of period end	8.2%	7.6%	7.5%	8.2%	7.3%

Leverage - average during the period (8)	4.3x	4.2x	4.8x	5.6x	6.8x
Leverage - average during the period, including net TBA position	5.3x	5.2x	5.6x	5.3x	5.8x
Leverage - as of period end (9)	4.4x	4.1x	4.2x	5.1x	5.9x
Leverage - as of period end, including net TBA position	4.6x	4.9x	5.2x	5.8x	5.1x

Expenses % of average total assets - annualized	0.4%	0.4%	0.3%	0.3%	0.2%
Expenses % of average stockholders' equity - annualized	2.2%	2.1%	2.1%	2.2%	2.2%
Net book value per common share as of period end	$21.91	$22.24	$22.73	$21.78	$21.47
Dividends declared per common share	$0.65	$0.65	$0.65	$0.65	$0.65
Net return on average stockholders' equity	6.0%	2.7%	28.9%	17.7%	(6.0)%
————————

(1)
Table includes non-GAAP financial measures. Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.

(2)	Dividend income from investments in REIT equity securities is included in realized gain (loss) on other derivatives and securities, net on the consolidated statements of operations.

(3)	Excludes servicing expenses related to the Company's investment in RCS.

(4)
The Company's estimated taxable income for the fourth quarter excludes $(0.04) per common share of estimated net capital losses, which are not included in the Company's ordinary taxable income but are applied against previously recognized net capital losses.

(5)	Excluding our investments in RCS and REIT equity securities, the average stockholder's equity for the fourth quarter was $1.1 billion.

(6)	Weighted average cost of funds includes periodic settlements of interest rate swaps and excludes U.S. Treasury repurchase agreements.

(7)	Estimated dollar roll income excludes the impact of other supplemental hedges and is recognized in gain (loss) on derivative instruments and other securities, net.

(8)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency repurchase agreements for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS and REIT equity securities. Leverage excludes U.S. Treasury repurchase agreements.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency repurchase agreements and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investment in RCS. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL

MTGE invites shareholders, prospective shareholders and analysts to attend the MTGE shareholder call on February 5, 2015 at 11:00 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.MTGE.com. Those who do plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the American Capital Mortgage shareholder call.
A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q4 2014 Earnings Presentation link to download and print the presentation in advance of the shareholder call.
An archived audio of the shareholder call combined with the slide presentation will be made available on the MTGE website after the call on February 5, 2015. In addition, there will be a phone recording available one hour after the live call on February 5, 2015 through February 19, 2015. If you are interested in hearing the recording of the presentation, please dial (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international). The conference number is 10058862.

American Capital Mortgage Investment Corp.
February 4, 2015

For further information or questions, please contact the Investor Relations Department at (301) 968-9220 or IR@MTGE.com.

ABOUT AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

American Capital Mortgage Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other mortgage-related investments. The Company is externally managed and advised by American Capital MTGE Management, LLC, an affiliate of American Capital, Ltd. ("American Capital"). For further information please refer to www.MTGE.com.

ABOUT AMERICAN CAPITAL, LTD.

American Capital, Ltd. (Nasdaq: ACAS) is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate, energy & infrastructure and structured products. American Capital manages $21 billion of assets, including assets on its balance sheet and fee earning assets under management by affiliated managers, with $80 billion of total assets under management (including levered assets). Through a wholly owned affiliate, American Capital manages publicly traded American Capital Agency Corp. (Nasdaq: AGNC), American Capital Mortgage Investment Corp. (Nasdaq: MTGE) and American Capital Senior Floating, Ltd. (Nasdaq: ACSF) with approximately $11 billion of total net book value. From its eight offices in the U.S., Europe and Asia, American Capital and its wholly owned affiliate, European Capital, will consider investment opportunities from $10 million to $750 million. For further information, please refer to www.americancapital.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

American Capital Mortgage Investment Corp.
February 4, 2015

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, our results of operations discussed herein include certain non-GAAP financial information, including “adjusted net interest income” (including the periodic interest rate costs of our interest rate swaps reported in gain (loss) on derivatives and other securities, net in our consolidated statements of operations and dividends from REIT equity securities) and “estimated taxable income” and certain financial metrics derived from non-GAAP information, such as “cost of funds” and “estimated undistributed taxable income.”  By providing users of our financial information with such measures in addition to the related GAAP measures, we believe it gives users greater transparency into the information used by our management in its financial and operational decision-making and that it is meaningful information to consider related to: (i) the economic costs of financing our investment portfolio inclusive of interest rate swaps used to economically hedge against fluctuations in our borrowing costs, (ii) in the case of net spread income, our current financial performance without the effects of certain transactions that are not necessarily indicative of our current investment portfolio and operations, and (iii) in the case of estimated taxable income and estimated undistributed taxable income, information that is directly related to the amount of dividends we are required to distribute in order to maintain our REIT qualification status.  However, because such measures are incomplete measures of our financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, our results computed in accordance with GAAP.  In addition, because not all companies use identical calculations, our presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.  Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing our income tax returns, which occurs after the end of our fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.